Exhibit 3.125

Arkansas Secretary of State Mark Martin State Capitol Building • Little Rock, Arkansas 72201-1094 • 501.682.3409 I, Mark Martin, Arkansas Secretary of State of the State of Arkansas, and as such, keeper of the records of domestic and foreign corporations, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of All Corporate records on file for THE MESH COMPANY, LLC. In Testimony Whereof, I have hereunto set my hand and affixed my official Seal. Done at my office in the City of Little Rock, this 5th day of May, 2017.

CERTIFIED COPY

FILED - Arkansas Secretary of State #100136874 10/25/1996 00:00

Instructions: File in **DUPLICATE** with the Secretary of State, State Capitol, Little Rock, Arkansas 72201-1094. A copy will be returned after filing has been completed.

PLEASE TYPE OR CLEARLY PRINT IN INK

136874

State of Arkansas - Office of Secretary of State

ARTICLES OF ORGANIZATION

The undersigned authorized manager or member or person forming this Limited Liability Company under the Small Business Entity Tax Pass Through Act, Act 1003 of 1993, adopt the following Articles of Organization of such Limited Liability Company:

First: The Name of the Limited Liability Company is:

THE MESH COMPANY, LLC

Must contain the words "Limited Liability Company," "Limited Company," or the abbreviation "L.L.C.," "L.C.," "LLC," or "LC." The word "Limited" may be abbreviated as "Ltd.", and the word "Company" may be abbreviated as "Co." Companies which perform PROFESSIONAL SERVICE MUST additionally contain the words "Professional Limited Liability Company," "Professional Limited Company," or the abbreviations "P.L.L.C.," "P.L.C.," "PLLC," or "PLC." The word "Limited" may be abbreviated as "Ltd." and the word "Company" may be abbreviated as "Co."

Second: Address of registered office of the Limited Liability Company which may be, but need not be, the place of business shall be:

c/o CLOYES GEAR AND PRODUCTS, INC.

1611 WEST WALNUT STREET

PARIS, ARKANSAS 72855

Third: The name of the registered agent and the business residence or mailing address of said agent shall be:

THE CORPORATION COMPANY

417 Spring Street

Little Rock, Arkansas 72201

(a) Acknowledgment and acceptance of appointment **MUST** be signed. I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named Limited Liability Company.

THE CORPORATION COMPANY Mary Ann Hutcheson, Sp. Asst Secy.

Please sign here

Fourth: The latest date (month, day, year) upon which this Limited Liability Company is to dissolve:

DECEMBER 31, 2046

Fifth: IF THE MANAGEMENT OF THIS COMPANY IS VESTED IN A MANAGER OR MANAGERS, A STATEMENT TO THAT EFFECT MUST BE INCLUDED IN THE SPACE PROVIDED OR BY ATTACHMENT:

MANAGEMENT OF THE MESH COMPANY, LLC IS VESTED IN MANAGERS ACTING BY AND THROUGH A MANAGEMENT COMMITTEE.

PLEASE TYPE OR PRINT CLEARLY IN INK THE NAME OF THE PERSON (S) AUTHORIZED TO EXECUTE THIS DOCUMENT.

M. TREVOR MYERS

Signature of authorized manager, member, or person forming this Company: M. Trevor Myers

Filing Fee $50.00

(ARK. - LLC 3281 - 6/8/93)

LL-01

CERTIFI I) COPY 4 o8/03/1998 oo oo FILED-Arkansas Secretary of State #10013687 : FILED CORPORATIONS DIVISION CP00136874 98 AUG 03 AM 9:00 NOTICE OF CHANGE OF REGISTERED OFFICE BY THE REGISTERED AGENT For Umited Uability Companies RO ETA . F PRIEST OFSTATE RKANSAS To: Sharon Priest Secretary of State Corporations Division State Capitol Little Rock, Arkansas 72201-1094 Pursuant to Act 1003 of 1993, the undersigned registered agent submits the following statement for the purpose of changing its registered office for the below named Limited Liability Company in the state of Arkansas. D 181 Foreign Umited Liability Company Domestic Limited Liability Company 2. Address of its present registered office: 417 Spring Street,Little Rock,Arkansas 72201 Street Address, City, State.Zip 3. Address to which registered office is to be changed: 425 West Capitol Avenue, Suite 1700, Little Rock, Arkansas 72201 Street AddreS&. City,State,Zip 4. Name of present registered agent: .T.._.....h.e._.,.C""o""m::.:o.,_ra=t"-'io:::.:.;.n..C. ""o""m:.:Jpa=.n.y.. _ 5. The above named Limited Liability Company has been notified of the change of address of its registered office. Dated July 29. 1998 Kenneth J. Uva Name Of AUifiOnZ8d Ollicer ht e ofnonOfficer

CERTIFIED COPY
FILED - Arkansas Secretary of State #100136874 01/09/2008 15:37

Arkansas Secretary of State

Charlie Daniels
State Capitol • Little Rock, Arkansas 72201-1094
501-682-3409 • www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

NOTICE OF CHANGE OF COMMERCIAL REGISTERED AGENT INFORMATION

(PLEASE TYPE OR PRINT CLEARLY IN INK)

1. a. Current Name of Commercial Registered Agent: The Corporation Company

   b. New name of Commercial Registered Agent: The Corporation Company

2. a. Current address on file: 425 West Capitol Avenue (Street Address)
   Suite 1700 (Street Address Line 2) Little Rock, AR 72201 (City, State Zip)

   b. New address: 124 West Capitol Avenue (Street Address)
   Suite 1400 (Street Address Line 2) Little Rock, AR 72201-3736 (City, State Zip)

3. a. Jurisdiction / type of organization: Business Corporation

   b. New jurisdiction / new type of organization:

4. Attach a listing of ALL entities effected by the above change(s).

A commercial registered agent shall promptly furnish each entity it represents with notice of the filing of a statement of change.

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Executed this 27th day of December, 2007.

Marie Hauer, Asst Secy. (Signature and Title of Authorized Individual)   MARIE HAUER (Printed Name of Authorized Individual)

NO FEE

CRA-CF Rev. 08/07

CERTIFIED COPY

FILED - Arkansas Secretary of State #100136874 06/23/2008 14:17

Arkansas Secretary of State

Charlie Daniels

State Capitol • Little Rock, Arkansas 72201-1094
501-682-3409 • www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

NOTICE OF CHANGE OF COMMERCIAL REGISTERED AGENT INFORMATION

(PLEASE TYPE OR PRINT CLEARLY IN INK)

1. a. Current Name of Commercial Registered Agent: THE CORPORATION COMPANY

   b. New name of Commercial Registered Agent: THE CORPORATION COMPANY

2. a. Current address on file: 124 West Capitol Avenue
   Street Address
   Suite 1400
   Street Address Line 2
   Little Rock, AR 72201- 3736
   City, State Zip

   b. New address: 124 West Capitol Avenue
   Street Address
   Suite 1900
   Street Address Line 2
   Little Rock, AR 72201
   City, State Zip

3. a. Jurisdiction / type of organization: BUSINESS CORPORATION

   b. New jurisdiction / new type of organization:

4. Attach a listing of ALL entities effected by the above change(s).

A commercial registered agent shall promptly furnish each entity it represents with notice of the filing of a statement of change.

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Executed this 28th day of April, 2008.

Marie Hauer, Asst. Secy
Signature and Title of Authorized Individual

MARIE HAUER
Printed Name of Authorized Individual

NO FEE

CRA-CF Rev. 08/07

CERTIFIED COPY

FILED - Arkansas Secretary of State - Mark Martin - Doc#: 2804857002 - Filing#: 100136874 - Filed On: 10/2/2012 1:07:00 PM - Page(s): 1

Arkansas Secretary of State

Mark Martin

State Capitol • Little Rock, Arkansas 72201-1094
501-682-3409 • www.sos.arkansas.gov

Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

CERTIFICATE OF AMENDMENT TO ARTICLES OF ORGANIZATION for Limited Liability Company

The undersigned, pursuant to Act 1003 of 1993, sets forth the following:

1. The name of the Limited Liability Company is: The Mesh Company, LLC

   and it is duly organized, created and existing under and by virtue of the laws of the State of Arkansas.

2. The Articles of Organization were filed on: October 25, 1996.

3. The amendment to the Articles of Organization was adopted on: March 11, 2010.

   and is:

   Article Fifth of the company's October 25, 1996 Articles of Organization is hereby deleted in its entirety.

   Management of the company is vested exclusively in the sole Member.

4. If this is a restatement of Articles of Organization, please write in the words "Restatement of Articles of ____________." (fill in with the present name of your company).

M. Trevor Myers, President and CEO of Cloyes Gear and Products, Inc., the sole Member
Name

[signature]
Signature

Title

Filing Fee: $25.00

LL-02 Rev. 2/03

AR#35 - 02/01/2011 C T System Online

CERTIFIED COPY FILED-Arkansas SecretarY of State-Mark Martin-Doc#: 7557890002-Filing#:100136874 -Filed On:7/5/2016 - Page(s):1 Arkansas Secre ary of State 1401W.Capitol, Suite 2SO, Little Rock, AR 72201 Mark Martin 501-682-3409 • www.sos.arkansas.gov INSTRUCTIONS:File with the Secretary of State's Office, Business Services Division,State Capitol, Little Rock, Arkansas 72201-1094. A copy will be returned to the entity and must be filed with the County Clerk in the coun ty in which the entity's registered office is located (unless registered office is in Pulaski County). APPLICATION FOR FICTITIOUS NAME § Nonprofit Corporation ($25.00 fee) Select entity type: For-Profit Corporation ($25.00 tee) General Partnership ($15.oo fee) LLC ($25.00 tee) LLLP ($15.00 tee) Limited Partnership ($15.00 fee) LLP ($15.00 fee) (Make Checks Payable To:Arkansas Secretary of State) Pursuant to the provisions of Arkansas law, the undersigned entity hereby applies for the use of a fictitious name and submits herewith the following statement: The fictitious name under which the business is being, or will be, conducted by this entity is: MPG Gear Technologies 1. 2. The character· of the business being, or to be, conducted under such fictitious name is: 1012511996 3. a} The entity name of the applicant and its date of qualification in Arkansas:Date: Name: THE MESH COMPANY, LLC. b) The entity is lXI Domestic DForeign (state of domestic registration) -------c) The location (city and street address} of the registered office of the applicant entity in Arkansas is: 124 WEST CAPITOL AVE, #1900 LITTLE ROCK AR 72201 Street State ZIP Code City I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or impris onment up to 30 days. Authorizing Officer --=J,...A= =-...:!'-..:.tJ=--b-=-t l:;...cK'-=----------------(Type or Print) Authorized Signature: -------1 L..:.__._.._._JY}L .!.... l_::=... _ (Chairman,Partner or other authorized person) Address: ,Yc...L')..::..../,Si..._q lt A.;;...:U:..!..:VA:..:.::W::s£.....=b1Lf:.......:....:.IJ"+-f,....:... _l..Lf.:....:.:: :rw .,.._M ; t--l4!...A;;gL.:...t 7..:....:0:::....._ DN-1BIF·18 Rev.08115 ARO12 • 91151201S Wol-Kluwer Oolino

CERTIFIED COPY FILED·Arkansas Secretacy of State-Mark Martin·Doc#: 7557890003-Filing#:100136874 ·Filed On:7/5/2016 • Page(s):1 Arkansas Secretary of State 1401W. Capitol, Suite 250, Little Rock, AR 72201 Mark Martin 501-682·3409 • www.sos.arkansas.gov INSTRUCTIONS:File with the Secretary of State's Office, Business Services Division, State Capitol, Uttle Rock, Arkansas 72201-1094. A copy will be returned to the entity and must be filed with the County Clerk in the coun ty in which the entity's registered office is located (unless registered office is in Pulaski County). APPLICATION FOR FICTITIOUS NAME §Nonprofit Corporation ($25.oo tee) Select entity type: For-Profit Corporation ($25.00 tee) General Partnership ($15.00 tee) LLC ($25.00 tee) LLLP ($15.oo tee) . Limited Partnership ($15.00fee} LLP ($15.00 tee) (Make Checks Payable To: Arl<ansas Secretary of State) Pursuant to the provisions of Arkansas law, the undersigned entity hereby applies for the use of a fictitious name and submits herewith the following statement: 1. The fictitious name under which the business is being, or will be, conducted by this entity is: MPG Performance Driven 2. The character of the business being, or to be, conducted under such fictitious name is: 1012511996 3. a) The entity name of the applicant and its date of qualification in Arkansas: Date: Name: THE MESH COMPANY, LLC. b) The entity is !ZIDomestic DForeign (state of domestic registration) -------c) The location (city and street address) of the registered office of the applicant entity in Arkansas is: 124 WEST CAPITOL AVE, #1900 LITTLE ROCK AR 72201 Street City State ZIP Code Iunderstand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or impris onment up to 30 days. Authorizing Officer _ !oJ!I!!!.!...:A:.:..: VL:A:.:.!tJ:=....b t.odJ t:......_ _ (Type or Print) Authorized Signature: ----1/:.._ L_..--"f/) !:...._'-. -----------l (Chairman, Partner or other authorized person) Address: .......:"'\w"lu: lt 5u ..... !.\\'Al.!1=:L.::.J.JYA Jtl>!!!!!!:L..'b g.s=·. _..!. ..=l..."f..u'MQl.:( =-Dl ,.....!.V'I\.:..L.:_l _4..!:.-:'f>:::..:.t.....:.'l-=.0 _ DN-18/F-18 Rev.08115 AROI2 • 9/ISJ201S Woltm Kluwer Online